 EXHIBIT 10.2

TESCO CORPORATION
EMPLOYEE STOCK SAVINGS PLAN

Effective Date: July 1, 1994
Amended and Restated Effective: May 18, 2007

ARTICLE 1- PURPOSE OF THE PLAN

1.01        The purpose of the Tesco Corporation Employee Stock Savings Plan (the "Plan") is to allow the Employees of the Corporation to participate in the growth of the Corporation by the regular purchase of the common shares of the Corporation.

1.02        The Plan was initially established as of July 1, 1994 and amended and restated, effective as of July 1, 2001. The Plan is hereby amended and restated, effective as of May 18, 2007.

1.03        The Plan hereby authorizes the creation of sub-plans or special rules designed to achieve desired tax or other objectives in particular locations or guidelines or to achieve other business objectives in the determination of the Board, which sub-plans or special rules shall not be required to comply with the requirements or the specific provisions of the Plan.

ARTICLE 2- DEFINITIONS

For the purpose of this Plan, including this Article, unless the context shall require a different meaning, the following terms shall have the meanings attributed to them in this Article 2.

2.01        "Administrative Agent" means one or more trust companies or depositories that are appointed as Administrative Agent of the Fund pursuant to an Agency Agreement. The Corporation may appoint separate Administrative Agents for its Canadian and its U.S. Employees. Unless prohibited by Applicable Law and Rules and except for RRSP Accounts, the Corporation may act as Administrative Agent with respect to any or all of the accounts of Members.

2.02        "Agency Agreement" means an agreement between the Corporation and an Administrative Agent, as established and modified from time to time for purposes of the Plan.

2.03        "Applicable Law and Rules" means the legal requirements relating to the administration of this Plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws (including the Exchange Act and the Securities Act), the Code, any Stock Exchange rules or regulations and the Applicable Law and Rules of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

2.04        "Board" means the board of directors of the Corporation.

2.05        "Business Day" means a day on which all Stock Exchanges are open for trading and the Shares are being publicly traded on one or more of such markets.

2.06        "Canadian Employees" or "Canadian Members" mean Employees or Members, as the case may be, who are residents of Canada for the purposes of the ITA.

2.07        "Code" means the Internal Revenue Code of 1986 (U.S.) and any regulations issued thereunder, as amended from time to time.

2.08        "Commencement Date" means the date that a particular Employee becomes a Member of the Plan as specified in

2.09        "Committee" means the committee described and defined in Section 3.01.

2.10        "Contribution" means a Matching Contribution or a Voluntary Contribution or both, as the context requires.

2.11        "Corporation" means Tesco Corporation and its subsidiaries.

2.12        "Earnings" means:
       (a)        The remuneration received in cash by a Member from the Corporation for services rendered thereto, as evidenced by the Corporation's payroll records; plus
       (b)        Any amounts contributed by the Corporation pursuant to compensation reduction agreements, which are excludable from the Member's gross income under Section 125, 401 (k), 408(h) or 409A of the Code or similar provisions of the ITA; minus
       (c)        Overtime, change of control payments, severance benefits or settlements, income realized from participation in other stock based or equity incentive plans, expense allowances, and retirement allowances or payments.

The Board shall have the authority to determine what elements will be included or excluded from the foregoing.

2.13        "Effective Date" means May 18, 2007, except that such term as to transactions pursuant to the plan in effect on July 1, 1994 and as amended July 1, 2001, shall have mean such earlier dates as applicable.

2.14        "Election" means the election described and defined in Section 4.01(a).

2.15        "Election Period" means the period described and defined in Section 4.01(a).

2.16        "Employee" means an individual, including an officer, who is in permanent full-time or permanent part-time employment with the Corporation. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered "Employees."

2.17        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

2.18        "Executive Employee" means an Employee (a) who is designated as an executive officer by the Board and is therefore subject to the restrictions on short-term trading under Section 16(b) of the Securities Exchange of 1934 and any regulations issued thereunder, as amended from time to time and (b) with respect to sections 3.05 and 4.04(a) and to the extent not covered by 2.17(a) above, any other Employee that would be required to be considered an "insider" under the applicable rules of the TSX as long as the Corporation has Shares listed for trading on the TSX.

2.19        "Executive Member" means an Executive Employee that is a Member.

2.20        "Fund" means all assets held by an Administrative Agent under the terms of the Plan and the related Agency Agreement, including Shares and uninvested cash.

2.21        "Investment Dealer" means one or more investment dealers, who appointed from time to time by the Corporation to advise on and execute purchases of Shares for the Plan via an Administrative Agent. With respect to RRSP Accounts or transactions executed on the TSX such Investment Dealer shall be a member of a recognized Canadian Stock Exchange.

2.22        "ITA" means the Income Tax Act (Canada) and any regulations issued thereunder, as amended from time to time.

2.23        "Long Term Leave" means a period of leave approved by the Corporation, which is longer than six months.

2.24        "Market Value" means, with respect to a Share as of a Business Day, the higher of
       (a)        as long as Shares are listed on the TSX, the closing trading price per Share on the TSX on the last trading day prior to such Business Day; and
       (b)        as long as the Shares are listed on an U.S. Exchange, the average of the high and low prices of Shares traded in U.S. dollars on the U.S Exchange.

If on the relevant day there is no trading in the Shares on a Stock Exchange, as applicable, then, for the purpose of application of the immediately preceding sentence, the Market Value of a Share on a Stock Exchange, as applicable, shall be determined by reference to the weighted average trading price for Shares traded on the Stock Exchange, as applicable, for the five trading days (or the actual number of trading days if there are less than five trading days but more than one trading day) ending on such day on which Shares did trade within 30 days before the relevant day. If the immediately preceding sentence cannot be applied due to an insufficient number of trading days within the 30-day period described therein, then the Market Value of a Share on the Stock Exchange, as applicable, shall be the closing price of a Share on the date on which Shares were last traded on the applicable Stock Exchange prior to the relevant day. If such shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Board using any fair and reasonable means selected in the Board's discretion.

2.25        "Matching Contribution" means a contribution by the Corporation described in Section 4.02.

2.26        "Member" means any Employee who has made an Election under the Plan.

2.27        "Member Account" means an account established by the Corporation or its Administrative Agent for each Member in accordance with the Plan and administered by the Administrative Agent hereunder. A Member Account may be a Standard Account or, as to Canadian Employees, a RRSP Account, as applicable.

2.28        "Non-Executive Member" means a Member other than an Executive Employee.

2.29        "Person" means, unless the context otherwise requires or unless and to the extent otherwise limited or required by Applicable Law and Rules, any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

2.30        "Plan" means the Tesco Corporation Employee Stock Savings Plan, as amended for time to time.

2.31        "Purchase Date" means the purchase date described and defined in Section 4.04.

2.32        "Purchase Price" means the purchase price described and defined in Section 4.04.

2.33        "Release Date" means the release date described and defined in Section 4.01.

2.34        "RRSP Account" means a Canadian Member's account in the Group Registered Retirement Savings Plan established in accordance with the Plan for Canadian Members whose Earnings are taxable under the ITA and administered by the Trustee.

2.35        "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

2.36        "Shares" means common shares in the capital of the Corporation.

2.37        "Short Term Leave" means a period of leave approved by the Corporation no longer than six months.

2.38        "Standard Account" means a Member Account that is not an RRSP Account.

2.39        "Stock Exchange" means the exchanges on which the Shares are then listed and traded. As of the date hereof, the TSX and the NASDAQ Stock Market are the Stock Exchanges where the Shares are listed and traded. "TSX" means The Toronto Stock Exchange. "U.S. Exchange" shall mean or such other national securities exchange or trading system on which the Shares are listed.

2.40        "Subscription Period" means the subscription period described and defined in Section 4.01(b).

2.41        "Trustee" means a trust company incorporated under the laws of Canada or a Province of Canada appointed as Trustee of the Fund for the RRSP Account.

2.42        "Voluntary Contribution" means a contribution by a Member from the Earnings of such Member.

ARTICLE 3- OVERSIGHT, ELIGIBILITY AND SHARES SUBJECT TO THE PLAN

3.01        Subject to and consistent with the terms of the Plan and the Applicable Law and Rules, the Board will have the general power to administer the Plan in accordance with its terms and make all determinations required or permitted to be made; provided, however, that the Board may delegate all or any portion of such powers to its Compensation Committee or to other committees (the "Committee"), which if appointed shall consist of two or more individuals, each of whom qualifies as (a) an "independent director," within the meaning of the rules of the Stock Exchanges and other applicable securities regulatory requirements and (b) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. To the extent of any such delegation, any references to the "Board" shall instead refer to the Committee. The chair and each other member of the Committee shall be appointed by the Board. No member of the Board (or any Committee thereof) shall be liable for any action or determination made in good faith pursuant to the Plan. To the fullest extent permitted by law, the Corporation shall indemnify and save harmless, and shall advance and reimburse the expenses of, each Person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such Person is or was a member of the Board (or Committee thereof) in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.

3.02        Each Employee will become eligible to become a Member on and after the first day of the Election Period commencing after the Employee's completion of three months of service. Eligibility to participate ceases upon termination of employment for any reason. The Board may, in its sole discretion, waive the foregoing eligibility qualification periods.

3.03        Unless sooner terminated by the Corporation as provided in Section 8.02, this Plan shall have a term commencing on the Effective Date and ending on the tenth anniversary of such date. The Board may suspend Contributions at any time for any reason (subject to Applicable Law and Rules and without prejudice to any contract rights) without thereby terminating the Plan.

3.04        With respect to Non-Executive Members, the number of Shares covered by the Plan will be solely based on the Voluntary Contributions and Matching Contributions made as provided in Article 4. The Corporation will not issue any Shares to Non-Executive Members through this Plan. Rather, purchases of Shares will be made through the Investment Dealer as described herein.

3.05        With respect to the Executive Members, the number of Shares covered by the Plan will be based on the Voluntary Contributions and Matching Contributions made as provided in Article 4, but in no event in excess of 500,000 Shares (subject to adjustment as provided below in this Section 3.05). Moreover, for as long as the Shares are listed for trading on the TSX and the standards with respect to security holder approval and with respect to security based compensation arrangements apply to the Corporation, the number of Shares that can be issued to Executive Members (including associates if required by TSX rules) within any one year period, and issuable to Executive Members, at any time, under this Plan and all other Corporation security-based compensation arrangements (as determined under the rules of the TSX), shall not exceed 10% of the issued and outstanding Shares at any given date of determination. For the purposes of determining compliance with the above restrictions, the Corporation will take into account Shares reserved or issued pursuant to options together with Shares reserved or issued pursuant to all of the Corporation's security-based compensation arrangements to the extent required by TSX rules. In the event that (a) a dividend shall be declared upon the Shares or other securities of the Corporation payable in Shares or other securities of the Corporation, (b) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation or entity, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure or a share recapitalization, subdivision, consolidation or otherwise, (c) there shall be any change, other than those specified in (a) or (b) above, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, or (d) there shall be a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business, then, the Board shall determine whether an adjustment in the number or kind of Shares theretofore authorized but not yet issued to Executive Members, in the number or kind of Shares theretofore subject to issuance, in the number or kind of Shares generally available for issuance to Executive Members under this Plan or available in any calendar year under the Plan and/or such other adjustment as may be appropriate should be made, in order to ensure that, after any such event, the Shares subject to the Plan and each Executive Member's proportionate interest shall be maintained substantially as before the occurrence of the event, and if the Board determines that an adjustment should be made, such adjustment shall be made and be effective and binding for all purposes.

ARTICLE 4- CONTRIBUTIONS AND INVESTMENTS

4.01        Subject to Section 4.05, during an Election Period a Member may elect to make Voluntary Contributions to the Plan through payroll deductions of up to 7.5 percent of such Member's Earnings (the "Election") during a Subscription Period. Such Election shall be in such form required by the Corporation and shall give the Corporation authority to deduct and remit a designated percentage of Earnings in respect of each pay period. For these purposes,
       (a)        an "Election Period" shall commence as of the beginning of the third Business Day following the public earnings release with respect to a quarter or year (the "Release Date") and end with the last day of the calendar month during which such Release Date occurs;
       (b)        an Election shall initially be in effect with respect to the three-calendar month period commencing on first day of the calendar month immediately following the Release Date. Such three month period and each other three-calendar month period after an Election Period shall be referred to as a "Subscription Period." A new Election may be made (including modifications to the prior Election or termination of participation) during any following Election Period. However, unless and until such new Election is made, an Election shall remain in force and apply to all Subscription Periods If a new Election is made during an Election Period, the new Election shall remain in effect unless and until a new Election during a subsequent Election Period, and so forth. With respect to Executive Members, the Board may fix Election Periods and Subscription Periods at longer (but not shorter) periods than described above;
       (c)        an Election may range from 0% to 7.5% of Earnings during a Subscription Period. However, with respect to Executive Members, the total number of Shares that may be issued under this Plan shall be subject to the limitations set forth in Section 3.05.

4.02        The Board may establish procedures from time to time for matching such Voluntary Contributions (the "Matching Contributions") subject to the following:
       (a)        The Matching Contributions for any given Member during a Subscription Period shall not exceed the Voluntary Contributions by such Member (and such Matching Contributions may be set at a lower percentage or amount of the Member's Earnings as is designated from time to time by the Board).
       (b)        The Board has the discretion to limit eligibility for Matching Contributions to certain Members (such as Non-Executive Members or Executive Members) and to set special limitations (such as contribution levels or purchase restrictions) as to some or all Members.

4.03        All Contributions with respect to each calendar month included in a Subscription Period will be credited to a bookkeeping account of the Corporation as of the end of such calendar month. Such credited amounts will not accrue interest or earnings. Such bookkeeping account shall not be considered a part of the Member Account or establish a trust, fiduciary or other similar relationship between the Corporation and a Member.

4.04        The only eligible investments for the Fund shall be Shares. Such investments will be made as follows:
       (a)        With respect to Executive Members,
                (i)        Subject to the limitations in Section 3.05, on each Purchase Date, all Contributions credited to each Executive Member's bookkeeping account and available for the purchase of Shares as of such Purchase Date shall be used to purchase directly from the Corporation the maximum whole-number of Shares that may be purchased at the Purchase Price.
                (ii)        The "Purchase Date" shall be the tenth Business Day following a calendar month and the "Purchase Price" will be the Market Value of Shares on such date.
                (iii)        Any remaining Contributions insufficient to purchase a whole Share shall be retained and credited to a bookkeeping account for the affected Executive Member that shall not be credited with interest or other earnings. Such remaining Contributions shall be applied to purchase Shares on a first-in first-out basis on the next succeeding Purchase Date and any such Contributions that are not so applied on such next succeeding Purchase Date shall be distributed to the affected Executive Member.
                (iv)        Within 10 Business Days following each Purchase Date, the Corporation shall cause the purchased Shares to be issued and to be delivered to the Administrative Agent, which will hold such Shares in Member Accounts established for the affected Executive Member.
       (b)        With respect to Non-Executive Members,
                (i)        The Corporation will remit to the Administrative Agent, in cash, Contributions accrued with respect to a calendar month within 10 Business Days after the end of such month. Such remittance will be accompanied by a report summarizing the Contributions made with respect to each Non-Executive Member. Any such remitted Contributions shall be allocated to the Member Accounts of the respective Non-Executive Members and held by the Administrative Agent until used to purchase Shares.
                (ii)        Such allocated Contributions shall be invested and held as follows:
                        (A)    The Investment Dealer will be directed to purchase Shares through the facilities of the Stock Exchanges in such a way that the Contributions are fully invested in Shares during the four week period following the remittance of Contributions, subject to market conditions.
                        (B)    The Investment Dealer shall report to the Administrative Agent (with a copy to the Corporation) the number of Shares purchased during a calendar month and shall deliver to the Administrative Agent certificates representing the Shares purchased within 20 days after such purchases are made.
                        (C)    With respect to Shares so purchased pursuant to the provisions of this Section 4.04(b), the Administrative Agent shall use its good faith efforts to allocate Shares on a first in-first out basis to each Non-Executive Member's Account(s) in proportion to the cash balance of Contributions remitted to it. The Administrative Agent shall maintain a record of the Shares held for each Non-Executive Member and the cash balance held over until the next Share purchase. Allocations of Shares shall be effective as of the last day of calendar month.
               (iii)        A list of such Member Account balances as of the end of a calendar month shall be supplied to the Corporation as soon as practicable after such month. Within 30 days of the last day of each of March, June, September and December the Administrative Agent shall supply each Member with a statement of his Member Account balance and the transactions made on his behalf since the last statement including his Voluntary Contribution, the Matching Contribution, the Shares purchased for and withdrawn from his Member Account and the balance of Shares in his Member Account at the end of the period.

4.05        Notwithstanding any other provision contained in this Plan, the Board may establish such limitations or rules on Contributions, the purchase of Shares, or the disposition of Shares (including Shares withdrawn in accordance with Article 6) with respect to all or any Members that it may deem, in good faith, necessary or appropriate to prevent the use of material non-public information, the violation (or potential violation) of Applicable Law or Rules, or the potential disruption of trading after the completion of a public offering by the Corporation. Such limitations or rules may include, without limitation, blackout periods and restrictions with respect to the disposition of Shares withdrawn by an Executive Member.

ARTICLE 5 - RRSP ACCOUNTS

5.01        Effective his particular Commencement Date, a Canadian Member shall be eligible to establish an RRSP Account administered by the Trustee in conjunction with the Plan. A Member whose Earnings are taxable under the Code may not establish an RRSP Account. Investments of the RRSP Account shall be restricted to Shares of the Corporation.

5.02        A Canadian Member may hold either or both of a Standard Account and a RRSP Account. For administrative simplicity, the Canadian Member described in the immediately preceding sentence may allocate his Contributions only as follows:

                                Standard        RRSP
                                Account               Account
                Option 1        100%               0%
                Option 2        50%               50%
                Option 3        0%               100%

The Canadian Member who is eligible under the Plan to hold either or both of a Standard Account and an RRSP Account may change his allocation option only once per calendar year.

ARTICLE 6- VESTING, TERMINATION AND WITHDRAWAL

6.01        All Contributions to the Plan as of and after a Member's Commencement Date shall immediately vest to the benefit of the Member. As of the purchase of Shares from the Corporation on a Purchase Date pursuant to Section 4.04(a) or allocation of Shares as of the end of a calendar month pursuant to Section 4.04(b), the Member shall be deemed and shall be treated as the beneficial owner of the Shares, subject to the limitations set forth in this Plan. Shares held by the Administrative Agent under the Plan shall be registered in the name of the Administrative Agent or such other name as the Administrative Agent determines. Whole shares allocated to a Member's Account will be voted by the Administrative Agent in accordance with the directions, if any, of the Member.

6.02        Subject to the winding up provisions of this Section 6.02, a Member's participation in the Plan shall cease in the event of the Member's termination of employment for any reason except Short Term Leave or other approved leave. A Member who commences Long Term Leave shall be deemed to have terminated participation in the Plan and shall provide a written withdrawal request to the Corporation within 60 days of such commencement.
       (a)        The Corporation shall provide the Administrative Agent with notice of such termination. After the Administrative Agent receives such notice, no further purchases for such Member hereunder shall be executed (though the Administrative Agent and Investment Dealer may complete any purchases based on orders it placed prior to such notice).
       (b)        Within 60 days after such termination, a Member's interest in the Fund will be disposed of as follows (unless the Corporation and the Member otherwise agree and instruct the Administrative Agent):
                (i)        Standard Account.    All whole Shares allocated to the Member's Standard Account will be transferred to the Member. Any cash remaining in the Standard Account that had not been applied to the purchase of Shares will be paid to the Member in cash without interest.
                (ii)        RRSP Account.    All whole Shares allocated to the Member's RRSP Account will be transferred to the Member's individual RRSP in his name which shall not be connected with the Plan. Any cash remaining in the RRSP Account that had not been applied to the purchase of Shares will be paid in cash to the Members' individual RRSP. Where a Member who has an RRSP Account ceases to participate in the Plan and has no individual RRSP in his name which is not connected with the Plan, the Trustee will forward his Shares to the Investment Dealer for sale through the facilities of the Stock Exchanges and shall remit the net proceeds of sale net of applicable tax withholdings to the Member.

Notwithstanding the foregoing, the Corporation may establish alternative procedures for the disposition of Shares in Member Accounts of Executive Members to prevent the violation of the Exchange Act.

6.03        A Member may once per calendar year withdraw all or any portion of the Shares held in his Member Account(s) without penalty or additional transaction fees/charges. The Corporation may, but shall not be obligated to permit additional withdrawals, but the Member shall pay all transaction fees and the Corporation will, effective on the first pay period after the additional withdrawal has been made, cease to make Matching Contributions to the Fund on behalf of such Member who has made an additional withdrawal during the a suspension period computed in accordance with the following table:

               Proportion of Shares Withdrawn                        Matching Contribution Suspension Period
               less than or equal to 50% of the balance         6 months
               greater than 50% of the balance                        12 months

            A Member may continue to make Voluntary Contributions during the suspension period.
            Notwithstanding the other provisions of this Section 6.03, the Corporation may impose restrictions pursuant to Section 4.05.

ARTICLE 7- RIGHTS OF THE MEMBERS

7.01        The Member shall have the right to designate, by written notice given to the Corporation (or its delegate), a person or persons to be the beneficiary to receive any proceeds of disposition that may be made as a result of the death of the Member. Such written notice may be altered or revoked from time to time by written notice to the Corporation (or its delegate).

7.02        If, on the death of the Member, there is no designated and surviving beneficiary, any Shares or proceeds of disposition will be delivered to the Member's estate in accordance with Applicable Law and Rules.

ARTICLE 8- RIGHTS OF THE CORPORATION

8.01        The provisions of the Plan may be amended by the Corporation in its sole discretion without shareholder approval, provided that no such amendment shall reduce the then current balances (including allocated or purchased Shares) of any Member's Account, notwithstanding that such amendment may affect the contribution limits of Members or the Corporation, or other aspects of the Plan, after the date of the amendment. However, notwithstanding the foregoing, if and to the extent Applicable Law or Rules require that an amendment to a provision contained in this Plan cannot be made without shareholder approval, such amendment shall not be effective until such required shareholder approval has been obtained.

8.02        The Corporation may, in its sole discretion, suspend the operation of the Plan at any time and, on 30 days notice to the Members, terminate the Plan at any time. In the event of the termination of the Plan, the Administrative Agent shall transfer the Members' interests in the Plan to the Members in accordance with Section 6.02 as if the Members had terminated their employment on the date the Corporation terminated the Plan.

8.03        The operation of this Plan shall at no time interfere with the Corporation's right to terminate the employment of any Member with or without just cause.

8.04        The Corporation shall have the right to terminate the Agency Agreement with any particular Administrative Agent and appoint a successor Administrative Agent at any time subject only to any notice period that may be in the Agency Agreement.

8.05        In the event of any conflict between a Member and the Corporation arising in connection with this Plan, the Corporation shall have sole responsibility for the interpretation of the Plan.

ARTICLE 9 - ADMINISTRATION AND OTHER

9.01        The Corporation shall administer the Plan and shall make and enforce such procedures as it may deem suitable, and shall have the powers necessary to carry out the administration of the Plan, including the authorization of disbursements made by the Administrative Agent and the Investment Dealer and the resolution of questions involving the interpretation and application of the provisions of the Plan.

9.02        The Corporation shall adopt such regulations as may be deemed necessary or proper for the efficient administration of the Plan and may amend same from time to time subject to the provisions of Section 8.01. The Corporation shall notify the Administrative Agent in writing of such amendments.

9.03        All reasonable expenses incurred in connection with the administration of the Plan shall be paid by the Corporation. Costs of purchase or sale of Shares, including commissions, fees and applicable taxes, shall be deemed to be part of the cost of the Shares and shall be paid for from Contributions to the Plan.

9.04        The Corporation shall provide or cause to be provided notice in writing to each Employee of the Corporation who is eligible to participate in the Plan of his participation and of their rights thereunder.

9.05        The Corporation may file a registration statement with respect to the purchase and disposition of Shares pursuant to the terms hereof. It shall pay all the costs associated with such registration.

9.06        The Corporation shall be responsible for selection of the Investment Dealer.

9.07        The Plan shall be construed, regulated and administered according to the laws of the Province of Alberta.

9.08        When the context of the Plan requires it, the masculine gender shall include the feminine and the singular shall include the plural.

9.09        Members' RRSP Accounts are subject to the provisions of the ITA. The ITA imposes certain limits on the amounts individuals may contribute to RRSPs and the amount which may be claimed as deductions. Members may make separate contributions to other personal RRSPs outside the Plan. It is the responsibility of each Member to ensure that such Member does not over contribute and the Corporation accepts no responsibility or liability for over contributions.

9.10        If the Corporation disposes of any division or subsidiary, the Employees shall not be entitled to any compensation in respect of the termination of their right to participate in the Plan except for the right to receive the balance of their Member's Account(s).

9.11        Dividends on the Shares shall be reinvested in Shares and such Shares shall be allocated to Members' Accounts in the proportion of Shares held in each Member's Account at the end of the month prior to receipt of the dividend.

9.12        Where applicable the Corporation's Matching Contribution is a taxable benefit and shall be reported accordingly.

9.13        The Corporation may establish brokerage or other similar arrangements to facilitate the transfer or disposition of Shares; any brokerage or other similar commissions or charges by any broker with respect to specific trades or dispositions by a Member shall be borne solely by such Member.